Exhibit 10.1

INDEMNITY AGREEMENT

This AGREEMENT (this “Agreement”) is entered into by and between Cellectis S.A., a corporation existing and registered under the laws of France, located at 8 rue de la Croix Jarry, 75013 Paris, France (“Cellectis”), and Calyxt, Inc., a corporation existing and registered under the laws of Delaware, located at 600 County Road D West, Suite 8, New Brighton, MN 55112, USA (“Calyxt”) (each a “Party” and collectively, the “Parties”).

RECITALS

A.	Reference is made to the Lease Guaranty (the “Lease Guaranty”), dated September 1, 2017, between Cellectis and NLD Mount Ridge LLC, a Delaware limited liability company (“Landlord”), pursuant to which Cellectis has agreed to guarantee the obligations of Calyxt under a Lease Agreement (the “Lease Agreement”) and a Construction Agreement (the “Construction Agreement”), each dated September 1, 2017, between Calyxt and the Landlord.

B.	Cellectis has entered into the Lease Guaranty in consideration of, and as an inducement to, Landlord’s agreement to enter into the Lease Agreement and the Construction Agreement.

C.	Calyxt has agreed to enter into this Agreement to indemnify Cellectis for any losses incurred pursuant to the Lease Guaranty.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cellectis and Calyxt hereby agree as follows:

1.	INDEMNIFICATION

Calyxt shall indemnify Cellectis and keep Cellectis fully and effectively indemnified from and against and hold Cellectis harmless from and against any and all past, present and future payments, obligations, liabilities, losses, damages, penalties, judgments, actions, proceedings, claims, demands, costs, fees and expenses of any kind or nature whatsoever to which Cellectis may become subject or that may be imposed on, paid or incurred by, suffered by, made against or asserted against Cellectis, in any manner relating to, arising out of or in connection with the Lease Guaranty and/or any failure by Calyxt to perform any obligation under the Lease Agreement, or any claim, litigation, investigation or proceeding relating thereto and to reimburse Cellectis upon demand for any legal or other expenses incurred in connection with investigating, defending or enforcing any of the foregoing.

2.	WAIVERS

2.1	Calyxt hereby waives, consistent with and to the extent waived in the Lease Guaranty, any and all defenses, legal or equitable, that it may have against any person to liability hereunder, including (i) the illegality, invalidity or unenforceability of the Lease Guaranty and (ii) all defenses that at any time may be available to it by virtue of any valuation, stay, moratorium or other law in effect on the Execution Date or thereafter in effect.

2.2	Calyxt hereby waives any setoff or counterclaim related to its obligations under this Agreement that may at any time be available to it.

2.3	Calyxt hereby waives presentment, demand for payment or performance, including diligence in making demands hereunder, notice of dishonor or nonperformance, protest and all other notices of any kind, including (i) notice of the existence, creation or incurrence of new or additional liabilities or obligations under the Lease Guaranty, (ii) notice of any action taken or omitted in connection with the Lease Guaranty, (iii) notice of any default by Cellectis, (iv) notice that any portion of the indebtedness, liabilities or obligations under the Lease Guaranty is due, and (v) notice of any action against Cellectis.

3.	FURTHER ASSURANCES

3.1	Each of Cellectis and Calyxt hereby represents and warrants to the other Party that (a) the execution, delivery and performance by such Party of this Agreement are within such Party’s corporate powers and have been duly authorized by all necessary corporate action on the part of such Party and (b) this Agreement constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

3.2	Calyxt, at its own expense, shall perform promptly such acts as may be reasonably necessary or advisable, or that Cellectis may reasonably request at any time, to carry out the intent of this Agreement, including, to execute and deliver (or cause any third party to execute and deliver) any such additional agreements, documents and instruments to evidence Calyxt’s agreements to comply with the provisions of the Lease Guaranty and to indemnify Cellectis as set forth herein.

4.	TERM

This Agreement shall become a valid and binding agreement of the Parties as of the execution by both Parties as set out in Article 8; notwithstanding the foregoing, Article 1 hereof shall not become effective and operative until such time as Cellectis and its Affiliates beneficially own, in the aggregate, a number of Calyxt Shares equal to 50% or less of the then-outstanding Calyxt Shares.

This Agreement shall remain in full force and effect until the termination of the Lease Guaranty pursuant to Section 12 of the Lease Guaranty or otherwise, unless earlier terminated by mutual written agreement of the Parties. Notwithstanding anything in this Agreement to the contrary, Article 1, as well as this second sentence of this second paragraph of Article 4, shall survive any expiration or termination of this Agreement, unless mutually agreed in writing by the Parties.

5.	ENTIRE AGREEMENT

This Agreement represents the entire agreement between the Parties in relation to the subject matter of this Agreement and supersedes any previous agreement whether written or oral between the Parties in relation to that subject matter.

6.	SEVERABILITY

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.	NOTICES

All notices, requests and other communications to either Party hereunder shall be in writing (including facsimile transmission and electronic mail transmission, so long as a receipt of such electronic mail is requested and received) and shall be given, if to Cellectis, to:

Cellectis S.A.

8 rue de la Croix Jarry

75013 Paris, France

Attention: General Counsel

E-mail: marie-bleuenn.terrier@cellectis.com

if to Calyxt, to:

Calyxt, Inc.

600 County Road D West, Suite 8

New Brighton, MN 55112

Attention: CEO

E-mail: Federico.tripodi@calyxt.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

8.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and neither Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

9.	GOVERNING LAW; JURISDICTION & VENUE; WAIVER OF JURY TRIAL

THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.	INTERPRETATION

10.1	References

In this Agreement, unless the context otherwise requires:

(a) any reference to an agreement or other document is to that document as amended, supplemented or replaced from time to time;

(b) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(c) “Affiliates” means of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person; provided, however, that, for purposes of this Agreement, Calyxt shall not be considered an “Affiliate” of any of Cellectis and its subsidiaries (other than Calyxt), and each of Cellectis and its subsidiaries (other than Calyxt) shall not be considered an “Affiliate” of Calyxt. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; and

(d) “Calyxt Shares” means common stock of Calyxt and any and all securities of any kind whatsoever of Calyxt that may be issued by Calyxt after the Execution Date in respect of, in exchange for, or in substitution of, Calyxt Shares, pursuant to any stock dividends, stock splits, reverse stock splits, combinations, reclassifications, recapitalizations, share exchange, consolidation or other reorganizations and the like occurring after the Execution Date.

10.2	Headings

The headings in this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

CALYXT, INC.

By:	/s/ Federico A. Tripodi
Name: Federico A. Tripodi
Title: CEO, Calyxt, Inc.

CELLECTIS S.A.

By:	/s/ André Choulika
Name: André Choulika
Title: CEO, Cellectis S. A.